CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 29, 2022, relating to the financial statements and financial highlights, which appears in CIM Real Assets & Credit Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Senior Securities”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 23, 2023